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                                                                    EXHIBIT 10.1

                                    NET LEASE

1. NAMES

This lease is made by Blythe Metals Sources, Inc., an Alabama corporation (Landlord), and Oretech, Inc., a Nevada corporation (Tenant).

2. PREMISES BEING LEASED

Landlord is leasing to Tenant, and Tenant is leasing from Landlord, the following premises:

         309 State Docks Rd.

         Which includes a 5000 Sq. Ft. Building situated on 18 acres. Formerly known as Porter Machine Works.

         Phenix City, Alabama 36868

3. TERM OF LEASE

This lease begins on August 1, 2003 and ends on August 31, 2004.

4. RENT

Tenant will pay rent in advance on the first day of each month.

Tenant's first rent payment will be on August 1, 2003. Tenant will pay rent of $3,500 per month for the entire term of the lease. Rent will remain the same for the entire term of the lease.

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5. OPTION TO EXTEND LEASE

Landlord grants Tenant the option to extend this lease for an additional year on the same terms except as follows:

         In the event the Tenant exercises its option to extend the lease for this one year period, the monthly rent will increase to $3700.00.

Tenant may exercise this option only if Tenant is in substantial compliance with the terms of this lease. To exercise this option, Tenant must give Landlord written notice on or before June 1, 2004.

6. IMPROVEMENTS BY LANDLORD

Tenant accepts the premises in "as is" condition. Landlord need not provide any repairs or improvements before the lease term begins.

7. IMPROVEMENTS BY TENANT

Tenant may make alterations and improvements to the premises after obtaining the Landlord's written consent, which will not be unreasonably withheld. At any time before this lease ends, Tenant may remove any of Tenant's alterations and improvements, as long as Tenant repairs any damage caused by attaching the items to or removing them from the premises.

8. TENANT'S USE OF PREMISES

Tenant will use the premises for the following business purposes:

     Processing of ore, and Research & Development
Tenant will also use the premises for purposes reasonably related to the main use.

9. LANDLORD'S REPRESENTATIONS

Landlord represents that:

     A. At the beginning of the lease term, the premises will be properly zoned for Tenant's stated use and will be in compliance with all applicable laws and regulations.

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     B.  The premises have not been used for the storage or disposal of any toxic or hazardous substance and Landlord has received no notice from any governmental authority concerning removal of any toxic or hazardous substance from the property.

10. UTILITIES AND SERVICES

Tenant will pay for all utilities and services, including water, electricity and gas. This includes the electricity or gas needed for heating and air conditioning.

11. MAINTENANCE AND REPAIRS

     A. Tenant will maintain and make all necessary repairs to: (1) the roof, structural components, exterior walls and interior walls of the premises, and (2) the plumbing, electrical, heating, ventilating and air-conditioning systems.

     B. Tenant will clean and maintain (including snow removal) the parking areas, yards and exterior of the premises so that the premises will be kept in a safe and attractive condition.

11. INSURANCE

     A. Tenant will carry fire and extended coverage insurance on the building in the amount of at least $500,000; this insurance will include Landlord as an additional insured party.

     B. Tenant will carry public liability insurance, which will include Landlord as an additional insured. The public liability coverage for personal injury will be in at least the following amounts:

              o   $100,000 per occurrence, and

              o   $1,000,000 in any one year.

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     C.  Landlord and Tenant release each other from any liability to the other for any property loss, property damage or personal injury to the extent covered by insurance carried by the party suffering the loss, damage or injury.

     D. Tenant will give Landlord a certificate of insurance covering all insurance policies that this lease requires Tenant to obtain.

12. TAXES

     A. Landlord will pay all real property taxes levied but not assessed against the premises.

     B. Tenant will pay all personal property taxes levied and assessed against Tenant's personal property.

13. SUBLETTING AND ASSIGNMENT

Tenant will not assign this lease or sublet any part of the premises without the written consent of Landlord. Landlord will not unreasonably withhold such consent.

14. DAMAGE TO PREMISES

     A. If the premises are damaged through fire or other cause not the fault of Tenant, Tenant will owe no rent for any period during which Tenant is substantially deprived of the use of the premises.

     B. If Tenant is substantially deprived of the use of the premises for more than 90 days because of such damage, Tenant may terminate this lease by delivering written notice of termination to Landlord.

15. NOTICE OF DEFAULT

Before starting a legal action to recover possession of the premises based on Tenant's default, Landlord will notify Tenant in writing of the default. Landlord will take legal action only if Tenant does not correct the default within ten days after written notice is given or mailed to Tenant.

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16. QUIET ENJOYMENT

As long as Tenant is not in default under the terms of this lease, Tenant will have the right to occupy the premises peacefully and without interference.

17. EMINENT DOMAIN

This lease will become void if any part of the leased premises or the building in which the leased premises are located are taken by eminent domain. Tenant has the right to receive and keep any amount of money that the agency taking the premises by eminent domain pays for the value of Tenant's lease, Tenant's loss of business and for moving and relocation expenses.

18. HOLDING OVER

If Tenant remains in possession after this lease ends, the continuing tenancy will be from month to month.

19. DISPUTES

If a dispute arises, either party may take the matter to court.

20. ADDITIONAL AGREEMENTS

There are no additional agreements.

21. ENTIRE AGREEMENT

This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

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22. SUCCESSORS AND ASSIGNEES

This lease binds and benefits the heirs, successors and assignees of the parties.

23. NOTICES

All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:

      o  in person

      o  by certified mail, or

      o  by overnight courier.

24. GOVERNING LAW

This lease will be governed by and construed in accordance with the laws of the state of Alabama.

25. COUNTERPARTS

The parties may sign several identical counterparts of this lease. Any fully signed counterpart shall be treated as an original.

26. MODIFICATION

This agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced.

27. WAIVER

If one party waives any term or provision of this lease at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this lease, that party retains the right to enforce that term or provision at a later time.

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28. SEVERABILITY

If any court determines that any provision of this lease is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this lease invalid or unenforceable and shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

29. OPTION TO PURCHASE

Blythe Metals Sources, Inc. agrees to extend an option to purchase the aforementioned property as described in Paragraph 2 above. Oretech, Inc. will have up to twelve months from August 1st, 2003 to exercise this option at a price to be determined between Oretech, Inc. and Blythe Metals Sources, Inc.

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LANDLORD

Blythe Metals Sources, Inc.,
an Alabama corporation
309 State Docks Road
Phenix City, Alabama 36868
Dated:   July 18th 2003

By:      /s/ Thomas P. Blythe
         ----------------------
         Thomas P. Blythe
         President

TENANT
Oretech, Inc.,
a Nevada corporation
300 Jackson Ave.
Columbus, Georgia 31901
Dated:   July 18th, 2003

         /s/ Francis C. Hargarten
By:      ------------------------
         Francis C. Hargarten
         President

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